CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 57 to the Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated December 12, 2013, relating to the financial statements and financial highlights appearing in the October 31, 2013 Annual Reports to Shareholders of Vanguard High Dividend Yield Index Fund and Vanguard Mid-Cap Growth Fund, of our reports dated December 16, 2013, relating to the financial statements and financial highlights appearing in the October 31, 2013 Annual Reports to Shareholders of Vanguard International Explorer Fund and Vanguard Selected Value Fund, and of our report dated December 18, 2013, relating to the financial statements and financial highlights appearing in the October 31, 2013 Annual Report to Shareholders of Vanguard Emerging Markets Government Bond Index Fund (comprising Vanguard Whitehall Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
June 6, 2014